Exhibit 4.3

FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated to be effective as of April 4, 2017 (the “Amendment Effective Date”), is entered into by and among CARDTRONICS plc, an English public limited company (the “Parent”), the other Obligors (as defined in the Credit Agreement defined below) party hereto, the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT

WHEREAS, the Parent, the other Obligors party thereto, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 24, 2014 (as amended, the “Credit Agreement”); and

WHEREAS, pursuant to that certain Fourth Amendment to the Amended and Restated Credit Agreement dated as of January 3, 2017 (the “Fourth Amendment”) among the Parent, the other Obligors party thereto, JPMorgan, Bank of America, N.A. (“BofA”), Wells Fargo Bank, N.A. (“Wells Fargo”) and Compass Bank (“Compass”, and together with JPMorgan, BofA and Wells Fargo, the “Increasing Lenders”), as Lenders, and the Administrative Agent, the Parent increased the Commitments to $600,000,000 and, in connection therewith, each of JPMorgan, BofA and Wells Fargo increased its Commitment from $65,000,000 to $121,250,000 and Compass increased its Commitment from $50,000,000 to $106,250,000; and

WHEREAS, the Parent has notified the Administrative Agent and the Lenders that it wishes to reduce each Increasing Lender’s Commitment to the amount of such Commitment in effect immediately prior to the Fourth Amendment and prepay outstanding Loans of the Increasing Lenders in the aggregate amount necessary to effect such reduction; and

WHEREAS, the Parent has requested that the Administrative Agent and the Lenders enter into this Amendment in order to permit the reduction of the Increasing Lenders’ respective Commitments and the concurrent prepayment of the Increasing Lenders’ respective Loans and to amend certain other provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to agree to such requests subject to the terms and conditions set forth herein, provided that the Obligors ratify and confirm all of their respective obligations under the Credit Agreement and the other Loan Documents; and

WHEREAS, Canadian Imperial Bank of Commerce (the “New Lender”) wishes to join the Credit Agreement as a Lender and extend a Commitment in the amount of $25,000,000; and

WHEREAS, upon the effectiveness of this Amendment, the Parent desires that (a) each of CATM Europe Holdings Limited, Cardtronics Canada Holdings ULC (formerly known as DirectCash Payments ULC) and DC Payments Australasia Pty Ltd (each, a “New

Borrower” and collectively, the “New Borrowers”) become a party to the Credit Agreement as a Borrower, (b) each of CATM Australasia Holdings Limited, CATM North America Holdings Limited, Cardtronics Canada Limited Partnership (formerly known as DirectCash Canada Limited Partnership), Cardtronics Canada ATM Processing Partnership (formerly known as DirectCash ATM Processing Partnership) and Sunwin Services Group (2010) Limited (each, a “New Credit Facility Guarantor” and collectively, the “New Credit Facility Guarantors”) become a party to the Credit Agreement as a Credit Facility Guarantor and (c) Cardpoint Limited (the “New CFC Guarantor”) become a party to the Credit Agreement as a CFC Guarantor;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.                                      Amendments to Credit Agreement.

(a)                                 Section 1.01 of the Credit Agreement is hereby amended to restate the last sentence of the definition of “Commitment” in its entirety as follows:

“As of the Fifth Amendment Effective Date, the aggregate amount of the Lenders’ Commitments is $400,000,000.”

(b)                                 Section 1.01 of the Credit Agreement is hereby amended to add the following new definition in proper alphabetical order:

“Fifth Amendment Effective Date” means April 4, 2017.”

(c)                                  Section 2.19 of the Credit Agreement is hereby amended to restate the first sentence thereof in its entirety as follows:

“Provided there exists no Event of Default, the Parent may, during the period commencing on the Fifth Amendment Effective Date to and including the date that is six months prior to the Termination Date, by written notice to the Administrative Agent executed by the Borrowers and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause the Commitments to be extended by the Increasing Lender (or cause the Commitments of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided, that (i) each extension of new Commitments or increase in existing Commitments pursuant to this paragraph shall result in the aggregate Commitments being increased by no less than $25,000,000, (ii) no extension of new Commitments or increase in existing Commitments, in each case, pursuant to this paragraph may result in the aggregate Commitments exceeding

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$500,000,000, (iii) each Increasing Lender, if not already a Lender hereunder (any such Increasing Lender, a “New Lender”), shall be subject to the consent of the Administrative Agent, the Issuing Lender and the Swingline Lender, in each case, to the extent such consent would be required for an assignment to such New Lender pursuant to Section 10.04(b), which consent shall not be unreasonably withheld, (iv) each Lender shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed New Lender Agreement and (v) in no event shall any existing Lender be required to increase its Commitment.”

(d)                                 Schedule 2.01 to the Credit Agreement is hereby amended to read in its entirety as set forth on Schedule 2.01 attached hereto.

3.                                      Limited Waivers.  The Administrative Agent and the Lenders party hereto hereby (a) waive Section 2.08(c) of the Credit Agreement to the limited extent necessary to permit the Parent to reduce the Increasing Lenders’ respective Commitments to the amounts set forth on Schedule 2.01 attached hereto and (b) waive Sections 2.10(a) and 2.17(c) of the Credit Agreement to the limited extent necessary to permit the Parent to prepay the Increasing Lenders’ outstanding Loans in the aggregate amount required to reduce the Increasing Lenders’ Commitments to the amounts set forth on Schedule 2.01 attached hereto.  The waivers set forth in this Section 3 (the “Section 3 Waivers”) are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby.  The Section 3 Waivers shall not create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under, or otherwise enforce the provisions of, the Credit Agreement or any other Loan Document with respect to any matter other than that specifically and expressly waived in the Section 3 Waivers.

4.                                      Security Agreement Matters.  Each of the Parent, the Credit Facility Guarantors party hereto, the Administrative Agent and the Lenders party hereto hereby acknowledge and agree that the defined term “Debtors” contained in the Security Agreement includes the Parent for all purposes thereunder and, in furtherance of the foregoing and for the avoidance of doubt, hereby agree that the phrase “(the “Debtors”)” set forth in the introductory paragraph of the Security Agreement is hereby amended to read as follows: “(together with the Parent, the “Debtors”)”.  The Administrative Agent hereby waives the 30-day notice period required as a condition to change the name of a Debtor (as defined in the Security Agreement, as amended hereby), but only to the extent required to permit the Parent to change the name of DC Payments Australasia Pty Ltd and provided that the Parent delivers to the Administrative Agent evidence of such name change promptly upon the same becoming available.  The waiver set forth above in this Section 4 (the “Section 4 Waiver”) is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Security Agreement or any other Loan Documents are intended to be affected hereby.  The Section 4 Wavier shall not create a course of dealing or otherwise impair the further ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under, or otherwise enforce the provisions of, the Security Agreement or any other Loan Document with respect to any matter other than that specifically and expressly waived in the Section 4 Waiver.

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5.                                      New Borrowers.  By execution and delivery of this Amendment, each Lender hereby (a) consents to the addition of each New Borrower that is organized under the laws of a jurisdiction other than the United States (or any state thereof or the District of Columbia) or the United Kingdom as a Borrower under the Credit Agreement and (b) acknowledges that the condition to the addition of the New Borrowers set forth in Section 5.10(a)(ii)(B) of the Credit Agreement has been met to such Lender’s satisfaction.

6.                                      Conditions Precedent.  This Amendment shall be effective as of the Amendment Effective Date upon satisfaction of the following conditions precedent:

(a)                                 no Default or Event of Default shall exist;

(b)                                 the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrowers, the other Obligors party hereto, the Lenders and the New Lender;

(c)                                  to the extent requested by the New Lender pursuant to Section 2.09(d) of the Credit Agreement, the Administrative Agent shall have received for the New Lender, a promissory note reflecting the New Lender’s Commitment;

(d)                                 the Administrative Agent shall have received a prepayment of the Increasing Lenders’ outstanding Loans in an aggregate amount equal to $225,000,000;

(e)                                  the Parent and the New Borrowers shall have satisfied all of the conditions to the New Borrowers’ addition to the Credit Agreement as Borrowers, as set forth in Section 5.10(a) of the Credit Agreement, in form and substance satisfactory to the Administrative Agent;

(f)                                   the Parent, the New Credit Facility Guarantors and the New CFC Guarantor shall have delivered to the Administrative Agent the applicable Addendum required to cause each New Credit Facility Guarantor to become a Credit Facility Guarantor and the New CFC Guarantor to become a CFC Guarantor and such other documents relating to the New Credit Facility Guarantors and New CFC Guarantor as the Administrative Agent shall reasonably request; and

(g)                                  the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including the reasonable fees and expenses of legal counsel to the Administrative Agent.

7.                                      Ratification.  Each Obligor hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the other Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment.  Except as expressly set forth in Sections 3 and 4, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is any Obligor released from any covenant, warranty or obligation created by or contained herein or therein.

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8.                                      Representations and Warranties.  Each Obligor hereby represents and warrants to the Lenders and the Administrative Agent that (a) this Amendment has been duly executed and delivered on behalf of such Obligor, (b) this Amendment constitutes a valid and legally binding agreement enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the other Loan Documents to which it is a party are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except for such representations and warranties as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct in all material respects as of such specific date; provided that, in either case, to the extent any such representation and warranty is qualified by Material Adverse Effect or materiality qualifier, such representation and warranty is true and correct in all respects, (d) no Default or Event of Default exists under the Credit Agreement or under any other Loan Document or will result immediately upon giving effect to this Amendment and (e) the execution, delivery and performance of this Amendment has been duly authorized by such Obligor.

9.                                      New Lender.  By execution and delivery of this Amendment, the New Lender shall become a party to the Credit Agreement as of the Amendment Effective Date and shall have all of the rights and obligations, severally and not jointly, of a Lender thereunder for all purposes and to the same extent as if originally a party thereto, and shall agree, and does hereby agree to be bound by the terms and conditions thereof as if it were an original signatory thereto.

10.                               Counterparts.  This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or electronic form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

11.                               Governing Law.  This Amendment shall be construed in accordance with and governed by the Law of the State of New York without regard to any choice-of-law provisions that would require the application of the law of another jurisdiction.

12.                               Amendment is a Loan Document; References to the Credit Agreement.  This Amendment is a Loan Document, as defined in the Credit Agreement.  All references in the Credit Agreement to “this Agreement” mean the Credit Agreement as amended by this Amendment.

13.                               Final Agreement of the Parties.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:

CARDTRONICS PLC

By:	/s/ Edward H. West
Name:	Edward H. West
Title:	Chief Financial Officer and Chief Operations Officer

CARDTRONICS HOLDINGS LIMITED

By:	/s/ Edward H. West
Name:	Edward H. West
Title:	Director

CATM HOLDINGS LLC

By:	/s/ Edward H. West
Name:	Edward H. West
Title:	Manager

CARDTRONICS USA, INC.

By:	/s/ Todd Ruden
Name:	Todd Ruden
Title:	EVP, Financial Planning & Treasurer

CARDTRONICS EUROPE LIMITED

By:	/s/ Jana Hile
Name:	Jana Hile
Title:	Director

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Signature Page to Fifth Amendment to Amended and Restated Credit Agreement

CARDTRONICS UK LIMITED

By:	/s/ Jana Hile
Name:	Jana Hile
Title:	Director

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CREDIT FACILITY GUARANTORS:

CARDTRONICS, INC.

By:	/s/ Todd Ruden
Name:	Todd Ruden
Title:	EVP, Financial Planning & Treasurer

ATM NATIONAL, LLC

By:	/s/ Todd Ruden
Name:	Todd Ruden
Title:	Treasurer

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CFC GUARANTORS:

CARDTRONICS HOLDINGS, LLC

By:	/s/ Todd Ruden
Name:	Todd Ruden
Title:	Treasurer

SUNWIN SERVICES GROUP (2010) LTD.

By:	/s/ Jonathan Simpson-Dent
Name:	Jonathan Simpson-Dent
Title:	Director

By:	/s/ Michael J. Pinder
Name:	Michael J. Pinder
Title:	Director

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ADMINISTRATIVE AGENT AND LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Daglas Panchal
Name:	Daglas Panchal
Title:	Executive Director

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LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Jennifer Textus
Name:	Jennifer Textus
Title:	Assistant Vice President

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LENDER:

WELLS FARGO BANK, N.A.

By:	/s/ Joanna Mitchell
Name:	Joanna Mitchell
Title:	Senior Vice President

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LENDER:

COMPASS BANK

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice President

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LENDER:

ZB, N.A. dba AMEGY BANK

By:	/s/ Natalie Garza
Name:	Natalie Garza
Title:	SVP

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LENDER:

CAPITAL ONE, N.A.

By:	/s/ Yasmin Huebinger
Name:	Yasmin Huebinger
Title:	Senior VP

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LENDER:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Simon Hamill
Name:	Simon Hamill
Title:	Director

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LENDER:

SANTANDER BANK, N.A.

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Executive Director

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LENDER:

HSBC BANK USA, N.A.

By:	/s/ Michael Bustios
Name:	Michael Bustios
Title:	Vice President

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LENDER:

BARCLAYS BANK PLC

By:	/s/ Gill Skala
Name:	Gill Skala
Title:	Director

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LENDER:

THE BANK OF NOVA SCOTIA

By:	/s/ Mauricio Saishio
Name:	Mauricio Saishio
Title:	Director

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LENDER:

FROST BANK

By:	/s/ Michelle Huth
Name:	Michelle Huth
Title:	Market President

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NEW LENDER:

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Scott Daniel
Name:	Scott Daniel
Title:	Authorized Signatory

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